Exhibit 16.1

[PricewaterhouseCoopers LLP Letterhead]

July 2, 2004

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Commissioners:

We have read the statements made by ValueClick, Inc. (the “Company”) (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated June 30, 2004. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP